EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2011 Fourth Quarter and Year-End Results

STAMFORD, Conn., Dec. 7, 2011 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider specializing in home heating oil, filed its fiscal 2011 annual Form 10-K with the SEC today and announced financial results for the fiscal 2011 fourth quarter and fiscal year ended September 30, 2011.

Three Months Ended September 30, 2011 Compared to Three Months Ended September 30, 2010

The Partnership reported a 13.1 percent increase in total revenue, to $153.2 million, as an increase in heating oil and propane selling prices associated with higher commodity prices was partially offset by lower volume. Home heating oil and propane volume declined 8.4 percent to 19.7 million gallons, as the minimal volume provided by acquisitions was more than offset by the impact of net customer attrition, conservation and other factors.

Total gross profit increased 4.3 percent to $30.5 million, as the additional gross profit from service and installations and from higher home heating oil and propane margins more than offset the decline in volume.

The Partnership's operating loss increased by $12.0 million to a loss of $41.3 million due largely to an unfavorable change in the fair value of derivative instruments of $13.3 million.

Net loss was $26.7 million, $12.5 million higher than last year, reflecting an unfavorable change in the non-cash impact of derivative instruments as well as a decline in the effective tax rate.

The Adjusted EBITDA loss decreased $0.9 million, to $23.7 million, as the increase in total gross profit of $1.2 million was reduced by higher delivery, branch and general and administrative expenses of $0.4 million. Adjusted EBITDA is a non-GAAP financial measure (see reconciliation below) that should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) but provides additional information for evaluating the Partnership's ability to make the Minimum Quarterly Distribution.

Fiscal Year Ended September 30, 2011 Compared to Fiscal Year Ended September 30, 2010

The Partnership reported a 31.2 percent increase in total revenue to $1.6 billion due to an increase in selling prices for all petroleum products reflecting higher commodity prices, higher service and installation sales attributable to fiscal 2011 and fiscal 2010 acquisitions and an increase in home heating oil and propane volume. Home heating oil and propane volume increased by 45.3 million gallons, or 14.6 percent, to 355.6 million gallons, as the volume from fiscal 2011 and fiscal 2010 acquisitions and the impact of 8.6 percent colder temperatures was partially offset by net customer attrition, conservation and other factors. Although temperatures in the Partnership's geographic area of operations were 8.6 percent colder in fiscal 2011 than fiscal 2010, they were 0.4 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. Home heating oil and propane margins were similar in both periods.

Total gross profit increased by $45.3 million, or 14.7 percent, to $354.0 million, compared to $308.7 million for fiscal 2010, reflecting higher petroleum selling prices, higher service and installation sales, and an increase in home heating oil and propane volume.

Operating income increased $3.5 million to $62.0 million, as an increase in total gross profit of $45.3 million was reduced by higher delivery, branch and general administrative expenses of $31.4 million, by an increase in depreciation and amortization expense of $2.1 million, and by an unfavorable change in the fair value of derivative instruments of $8.2 million.

Net income decreased $4.0 million to $24.3 million, from $28.3 million in fiscal 2010, as the increase in pretax income of $3.1 million was more than offset by an increase in the effective tax rate.

Adjusted EBITDA increased by $13.8 million, or 20.1 percent, to $82.5 million as the impact of colder temperatures of 8.6 percent and a $16.9 million increase in Adjusted EBITDA provided by fiscal 2011 and 2010 acquisitions were somewhat offset by net customer attrition in the base business, higher delivery and branch expenses attributable to the numerous snowstorms in Star's marketing areas, an increase in bad debt expense and credit card processing fees due to the increase in sales (driven largely by the increase in wholesale product cost) and an increase in insurance claims expense due in part to the severe winter weather. In fiscal 2010, the impact of fiscal 2010 acquisitions reduced Adjusted EBITDA by $3.6 million, as the fiscal 2010 acquisitions were completed after the heating season. A full year's impact on Adjusted EBITDA from the fiscal 2010 acquisitions was reflected in fiscal 2011's results.

"Fiscal 2011 turned out to be a good year for Star Gas," said Daniel P. Donovan, Star Gas Partners' Chief Executive Officer. "Despite facing challenges associated with the continued high price and volatility of home heating oil, as well as difficult economic conditions, we were able to reduce customer attrition and improve overall operating results. Our commitment to customer service is more important than ever in such turbulent times, since we feel it is the impetus for lower net attrition. We also continue to pursue attractive acquisitions which, during the fourth quarter, included expanding our footprint for propane service into South Carolina – now our most Southern market. Subsequent to our fiscal year end, in October 2011, we acquired additional heating oil and propane accounts in the Troy, New York area. All our employees continue to work hard to ensure that Star Gas is the best it can be. We believe with continued emphasis on excellence in customer service and acquisition growth, we are well positioned for solid performance in the future."

EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;
  our operating performance and return on invested capital as compared to those of other companies in the retail distribution of refined petroleum products business, without regard to financing methods and capital structure; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies and each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, should not be considered in isolation and should be viewed in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a webcast open to the general public and a conference call on December 8, 2011 at 11:00 a.m. (ET). The webcast will be accessible on the Partnership's website, at www.star-gas.com/events.cfm. The conference call dial-in number is 888-335-0893 (or 970-315-0470 for international callers).

Star Gas Partners, L.P., is the nation's largest retail distributor of home heating oil, based upon sales volume, operating throughout the Northeast and Mid-Atlantic. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions; and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Partnership's Annual Report on Form 10-K for the year ended September 30, 2011, including without limitation and in conjunction with the forward-looking statements included in this news release. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	Years Ended September 30,
(in thousands)	2011	2010

ASSETS
Current assets
Cash and cash equivalents	$ 86,789	$ 61,062
Receivables, net of allowance of $9,530 and $5,443, respectively	92,967	70,443
Inventories	80,536	66,734
Fair asset value of derivative instruments	3,674	7,158
Current deferred tax asset, net	13,155	20,247
Prepaid expenses and other current assets	22,296	21,219
Total current assets	299,417	246,863

Property and equipment, net	47,131	44,712
Goodwill	199,296	199,052
Intangibles, net	52,348	58,894
Long-term deferred tax asset, net	17,646	26,551
Deferred charges and other assets, net	10,291	6,436
Total assets	$ 626,129	$ 582,508

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$ 18,569	$ 16,626
Fair liability value of derivative instruments	3,322	1,586
Accrued expenses and other current liabilities	76,428	68,854
Unearned service contract revenue	40,903	40,110
Customer credit balances	67,214	68,762
Total current liabilities	206,436	195,938

Long-term debt	124,263	82,770
Other long-term liabilities	22,797	23,889

Partners' capital
Common unitholders	299,913	307,092
General partner	187	290
Accumulated other comprehensive loss, net of taxes	(27,467)	(27,471)
Total partners' capital	272,633	279,911
Total liabilities and partners' capital	$ 626,129	$ 582,508

(tables to follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per unit data - unaudited)	2011	2010	2011	2010
	(unaudited)	(unaudited)
Sales:
Product	$ 103,001	$ 85,777	$ 1,392,871	$ 1,028,423
Installations and service	50,171	49,687	198,439	184,353
Total sales	153,172	135,464	1,591,310	1,212,776
Cost and expenses:
Cost of product	82,578	65,021	1,057,783	734,594
Cost of installations and service	40,101	41,198	179,558	169,453
(Increase) decrease in the fair value of derivative instruments	13,411	148	2,567	(5,622)
Delivery and branch expenses	48,998	48,855	250,762	218,625
Depreciation and amortization expenses	4,188	4,566	17,884	15,745
General and administrative expenses	5,193	4,950	20,709	21,397
Operating income (loss)	(41,297)	(29,274)	62,047	58,584
Interest expense	(3,253)	(3,068)	(15,710)	(14,326)
Interest income	1,079	756	4,870	3,506
Amortization of debt issuance costs	(396)	(692)	(2,440)	(2,680)
Loss on redemption of debt	--	--	(1,700)	(1,132)
Income (loss) before income taxes	(43,867)	(32,278)	47,067	43,952
Income tax expense (benefit)	(17,169)	(18,049)	22,723	15,632
Net income (loss)	$ (26,698)	$ (14,229)	$ 24,344	$ 28,320
General Partner's interest in net income (loss)	(132)	(66)	115	128
Limited Partners' interest in net income (loss)	$ (26,566)	$ (14,163)	$ 24,229	$ 28,192

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$ (0.40)	$ (0.21)	$ 0.36	$ 0.40
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	--	--	0.01	0.02
Limited Partner's interest in net income (loss) under FASB ASC 260-10-45-60	$ (0.40)	$ (0.21)	$ 0.35	$ 0.38

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	66,064	67,645	66,822	70,019

(supplemental information follows)
SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended September 30,
(in thousands)	2011	2010

Net loss	$ (26,698)	$ (14,229)
Plus:
Income tax benefit	(17,169)	(18,049)
Amortization of debt issuance cost	396	692
Interest expense, net	2,174	2,312
Depreciation and amortization	4,188	4,566
EBITDA from continuing operations	(37,109)	(24,708)

(Increase) / decrease in the fair value of derivative instruments	13,411	148
Adjusted EBITDA	(23,698)	(24,560)

Add / (subtract)
Income tax benefit	17,169	18,049
Interest expense, net	(2,174)	(2,312)
Provision for losses on accounts receivable	295	(1,291)
Decrease in accounts receivables	60,514	37,147
Increase in inventories	(20,035)	(3,883)
Increase in customer credit balances	43,749	35,175
Change in deferred taxes	(9,633)	(17,037)
Change in other operating assets and liabilities	(7,711)	(11,106)
Net cash provided by operating activities	$ 58,476	$ 30,182

Net cash used in investing activities	$ (5,909)	$ (2,769)

Net cash used in financing activities	$ (16,315)	$ (10,302)

Home heating oil and propane gallons sold	19,700	21,500
SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2011	2010

Net income	$ 24,344	$ 28,320
Plus:
Income tax expense	22,723	15,632
Amortization of debt issuance cost	2,440	2,680
Interest expense, net	10,840	10,820
Depreciation and amortization	17,884	15,745
EBITDA from continuing operations	78,231	73,197

(Increase) / decrease in the fair value of derivative instruments	2,567	(5,622)
Loss on redemption of debt	1,700	1,132
Adjusted EBITDA	82,498	68,707

Add / (subtract)
Income tax expense	(22,723)	(15,632)
Interest expense, net	(10,840)	(10,820)
Provision for losses on accounts receivable	10,388	5,279
Increase in accounts receivables	(31,593)	(4,570)
Increase in inventories	(13,189)	(2,012)
Decrease in customer credit balances	(1,776)	(9,250)
Change in deferred taxes	15,831	13,331
Change in other operating assets and liabilities	10,806	(604)
Net cash provided by operating activities	$ 39,402	$ 44,429

Net cash used in investing activities	$ (15,928)	$ (73,956)

Net cash provided by (used in) financing activities	$ 2,253	$ (104,571)

Home heating oil and propane gallons sold	355,600	310,300
CONTACT:  Star Gas Partners
          Investor Relations
          203/328-7310

          Chris Witty
          Darrow Associates
          646/438-9385
          cwitty@darrowir.com